UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2024

CymaBay Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Dumbarton Circle

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 293-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CBAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note.

As previously disclosed on February 12, 2024 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by CymaBay Therapeutics, Inc., a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger, dated as of February 11, 2024 (the “Merger Agreement”), by and among the Company, Gilead Sciences, Inc., a Delaware corporation (“Parent”), and Pacific Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein and in the Offer to Purchase, dated February 23, 2024, and the related Letter of Transmittal, on February 23, 2024, Purchaser commenced a tender offer (the “Offer”) for all of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (“Shares”), other than any Excluded Shares (as defined below), at a purchase price of $32.50 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding of taxes.

The Offer expired at one minute after 11:59 p.m. Eastern Time on March 21, 2024 (the “Expiration Time”) and was not extended. According to Equiniti Trust Company, LLC, the depositary and paying agent for the Offer, as of the Expiration Time, 93,682,371 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 77.3% of the outstanding Shares (not including 5,095,996 Shares delivered through notices of guaranteed delivery, representing approximately 4.2% of outstanding Shares). The number of Shares tendered satisfied the condition to the Offer that there be a number of Shares validly tendered and not validly withdrawn that, considered together with all other Shares (if any) beneficially owned by Parent and its affiliates, represent one more Share than 50% of the total number of Shares outstanding at the Expiration Time (including, for the avoidance of doubt, all Shares that become outstanding as a result of the “cashless exercise” of the outstanding pre-funded warrants of the Company (the “Company Warrants”), as described below). Each condition to the Offer was satisfied or waived, and, on March 22, 2024 (the “Offer Acceptance Time”), Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following the Offer Acceptance Time and the consummation of the Offer, each condition to the Merger (as defined below) set forth in the Merger Agreement was satisfied or waived, and on March 22, 2024, Purchaser merged with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to Section 251(h) of the Delaware General Corporation Law, as amended (“DGCL”), without a meeting or vote of the Company’s stockholders, with the Company continuing as the surviving corporation. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share, other than any Shares (i) owned immediately prior to the Effective Time by the Company (including those held in the treasury of the Company), (ii) owned both as of the commencement of the Offer and immediately prior to the Effective Time by Parent, Purchaser or any other wholly-owned subsidiary of Parent (clauses (i) and (ii), collectively, “Excluded Shares”), (iii) irrevocably accepted for purchase pursuant to the Offer (“Tendered Shares”) and (iv) for which holders have demanded their rights to be paid the fair value of such Share in accordance with Section 262 of the DGCL (“Dissenting Shares”), was converted into the right to receive the Offer Price (the “Merger Consideration”), in cash, without interest and subject to any required withholding taxes.

At the Effective Time, each option to purchase Shares (each, a “Company Option”) that was outstanding and unexercised, whether or not vested and which had a per share exercise price that was less than the Merger Consideration, was automatically canceled and converted into the right to receive a lump-sum cash payment equal to (i) the excess of (a) the Merger Consideration over (b) the exercise price payable per Share under such Company Option, multiplied by (ii) the total number of Shares subject to such Company Option immediately prior to the Effective Time. At the Effective Time, each Company Option that was outstanding and unexercised, whether or not vested and which had a per share exercise price that was equal to or greater than the Merger Consideration, was canceled without additional consideration.

At the Effective Time, each award of restricted stock units with respect to Shares (each, a “Company RSU”) that was outstanding was automatically canceled and converted into the right to receive a lump-sum cash payment equal to the product, rounded to the nearest cent, of (i) the number of Shares subject to such Company RSU as of the Effective Time and (ii) the Merger Consideration.

At the Offer Acceptance Time, each Company Warrant that was outstanding immediately prior to the Effective Time was automatically deemed to be exercised in full in a “cashless exercise” pursuant to the warrant agreement to which such Company Warrant was subject. At the Effective Time, holders of Shares issued pursuant to such “cashless exercise” of the Company Warrants in accordance with the applicable warrant agreements and the Merger Agreement became entitled to the Merger Consideration as described above in respect of Shares other than Excluded Shares, Tendered Shares and Dissenting Shares.

The aggregate consideration paid by Parent and Purchaser to acquire Shares in the Offer and the Merger was approximately $4.3 billion.

The foregoing description of the Merger Agreement and the Transactions is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 12, 2024, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Transactions, the Company notified Nasdaq Stock Market LLC (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ suspend trading of Shares and file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Transactions, Robert J. Wills, Janet Dorling, Éric Lefebvre, Caroline Loewy, Sujal Shah, Kurt von Emster and Thomas G. Wiggans, being all of the directors of the Company immediately prior to the Effective Time, resigned and ceased to be directors of the Company as of the Effective Time. In addition, pursuant to the terms of the Merger Agreement, each officer of the Company resigned and ceased to be an officer of the Company as of the Effective Time.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Purchaser as of immediately prior to the Effective Time, which consisted of Andrew D. Dickinson, Deborah Telman and Thomas Kennedy, became the directors and officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

2.1*	Agreement and Plan of Merger, dated as of February 11, 2024, by and among CymaBay Therapeutics, Inc., Gilead Sciences, Inc. and Pacific Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36500) filed by CymaBay Therapeutics, Inc. on February 12, 2024).

3.1	Amended and Restated Certificate of Incorporation of CymaBay Therapeutics, Inc.

3.2	Amended and Restated Bylaws of CymaBay Therapeutics, Inc.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Schedules, exhibits and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules, exhibits and annexes upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name: Paul Quinlan
Title: General Counsel

Date: March 22, 2024